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                                                                   Exhibit 10.3
                                                                   ------------

                           BALL-EARTHWATCH AGREEMENT


     This Ball-EarthWatch Agreement, dated as of April 8, 1999, is made by and between EarthWatch Incorporated, a Delaware corporation ("EarthWatch" or the "Company"), and Ball Technologies Holdings Corp., a Colorado corporation ("Ball").

     Whereas, Ball and/or its affiliates currently perform services under certain agreements with EarthWatch related to satellite construction and certain engineering support services;

     Whereas, EarthWatch is in need of equity financing to fund its business operations, including satellite constructions, and to enable it to perform its obligations pursuant to its agreements with Ball; and

     Whereas, Ball has agreed to transfer stock to EarthWatch to facilitate the Company's ability to attract additional financing to fund EarthWatch's business operations, including its obligations pursuant to its agreements with Ball.

     Now Therefore, the parties agree as follows:

     Subject to the following paragraph, Ball hereby transfers to EarthWatch two million seven hundred sixty-one thousand nine hundred eighty-three (2,761,983) shares of Series A Participating Preferred Stock, par value $.001 per share, of the Company (the "Transferred Shares") standing in Ball's name on the books of the Company represented by Certificate No. 100 (the "Certificate") and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer, following delivery by Ball to the Company of said Certificate, said stock on the books of the Company with full power of substitution in the premises.

     The transfer of such shares to the Company shall be effective immediately prior to the filing with the Secretary of State of the State of Delaware of the Amended and Restated Certificate of Incorporation of EarthWatch (the "Restated Certificate") in connection with the proposed recapitalization of EarthWatch; and no such transfer shall occur unless such Restated Certificate is so filed. Ball agrees to surrender the Certificate in a timely manner to permit transfer of the Transferred Shares; and EarthWatch shall retire and cancel all of the Transferred Shares, effective immediately after such transfer becomes effective, but immediately prior to the filing with the Secretary of State of the State of Delaware of the Restated Certificate.

     This Ball-EarthWatch Agreement shall terminate, and no such transfer, retirement or cancellation shall occur, if such Restated Certificate has not been filed with the Delaware Secretary of State on or before April 15, 1999.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

Dated: April 8, 1999


                               Ball Technologies Holdings Corp.

                               By:    /s/ Donald C.Lewis
                               Name:  Donald C. Lewis
                               Title: Secretary




                               EarthWatch Incorporated

                               By:    /s/ Herbert F. Satterlee, III
                               Name:  Herbert F. Satterlee, III
                               Title: President and Chief Executive Officer